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                                              Filed Pursuant to Rule 424B3
                                              Registration File No: 333-72879

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 26, 2001
(TO PROSPECTUS DATED MARCH 26, 2001)


                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                          DEPOSITOR AND MASTER SERVICER
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-2

                                  $960,617,100
                                  (Approximate)

     The proceeds to Washington Mutual Mortgage Securities Corp. from the sale of the underwritten certificates set forth on the cover page and on page S-58 as "approximately 100.01%" is amended to read "approximately 99.77%."

                 The date of this Supplement is March 28, 2001.